LEASE AGREEMENT

The following contains all the terms and conditions of, and agreements with respect to a lease arrangement by and between One Chestnut Street Limited Partnership, its successors and assigns, whose mailing address is P.O. Box 3753, Nashua, NH 03061 ("Lessor") and Alternative Logistics LLC, a New Hampshire corporation whose mailing address is One Chestnut Street, Nashua, NH 03060 ("Lessee") for the lease of certain space located in the building at One Chestnut Street, Nashua, NH ("Building").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lessor and Lessee agree that the Lessor shall demise and lease unto the Lessee and the Lessee shall lease from the Lessor certain space in the Building as follows:

1. PREMISES. The leased space consists of the following:

(a) Approximately 5,100 square feet of warehouse space on the north side of the first floor of the Building and which leads to the Chestnut Street loading docks, and which is currently occupied by Lessee. See Schedule One attached.

(b) Approximately 1,105 square feet of office space located on the second floor of the Building, such space known as Suite No. 210, 211, 215, 220 and 222 and which is currently occupied by Lessee.

(c) Approximately 23,500 square feet of warehouse space located on the sixth floor of the Building, which is currently occupied by Lessee, such space known as Section 6C and 6D.

(d) Approximately 10,000 square feet of warehouse space located on the sixth floor of the Building, such space known as Section 6B.

The leased space described in Paragraphs 1 above is referred to herein as the "Premises".

2. PRIOR LEASE: (a) It is understood and agreed that this Lease supersedes the prior lease by and between Lessor and Lessee dated as of November 2, 2012, as amended by three lease addenda ("Prior Lease"). The security deposits made under such Prior Lease in the amount of $14,500.00 shall be transferred to this Lease and shall be credited against the security deposit required in Paragraph 3 below. All terms and conditions of such Prior Lease intended to survive such Prior Lease shall remain in full force and effect during the term of the Lease. All of the Premises described in Paragraphs 1(a) through 1(d) above, with the exception of Paragraph 1(d), are currently occupied by Lessee under the Prior Lease.

(b) It is understood and agreed to by Lessee that no later than April 30, 2018 (i) the Lessee shall vacate and leave broom clean the 20,000 square feet of first floor warehouse space which it currently occupies under the Prior Lease, and (ii) the Lessee's subtenant under sublease dated May 31, 2016 will have vacated the space it occupies on the first floor under said sublease. If Lessee has not vacated the Premises in the Prior Lease as described in this Paragraph, then Lessee shall be in default under this Lease and Lessee shall be responsible for additional rent for the 20,000 square feet of the first floor premises in the amount of $10,000.00 per month.

3. TERM. The term of this Lease shall commence as of May 1, 2018 ("Lease Commencement") and unless earlier terminated shall continue until April 30, 2020, at which time the Lease shall expire. Upon the expiration of this Lease, Lessee shall vacate the Premises and remove all of its personal property, equipment and other contents.

4. RENT.

(a) The Lessee shall pay to the Lessor the base rent for the Premises described in Paragraph 1 above shall be as follows:

The base rent for the Premises shall be $189,200.00 per annum, payable in monthly installments of $15,767.00. The base rent shall increase by three percent (3%) on May 1, 2019.

The monthly rent installments shall be payable in advance on the first day of each calendar month. The base rent payable shall include all utilities, taxes, insurance and other common area charges, except that Lessee shall reimburse to Lessor on a monthly basis for all of its electrical usage within the Premises. Such electrical reimbursement shall be done on an estimated basis to be reasonably agreed upon between Lessor and Lessee.

All rent shall be mailed to One Chestnut Street Limited Partnership, c/o Tichnor Properties, P.O. Box 3753, Nashua, NH 03061, or to other such persons or other places as directed from time to time by Lessor. All rent and any other sums due under this Lease not paid within five days of the date due shall bear interest at the rate of ten percent per annum from the due date until paid.

Upon the execution of this Lease, Lessee shall pay a security deposit of $15,767.00. The security deposit shall be held by Lessor as security for Lessee's performance as provided in this Lease. The security deposit shall be returned within thirty days after the termination of this Lease and after any deductions are made for unpaid rent, damages, or other claims. Lessor may apply or retain all or any part of such security deposit to cure any default by Lessee or to reimburse Lessor for any sum to which Lessor is entitled hereunder. If Lessor draws upon all or any portion of the security deposit, Lessee shall, promptly upon demand, pay to Lessor the amount necessary to restore the security deposit to the full amount specified above.

(b) Lessee acknowledges and agrees that under the Prior Lease that it is in arrears in its rent and other obligations in the amount of $47,622.00 as of the execution date of this Lease. Lessee agrees that it shall submit payments in the amounts of $10,000.00 per week on Monday of each week until such arrearages are paid in full and Lessee is current in its rent and other obligations under this Lease. It is understood that failure to make any one payment as described above shall be considered as a default under Paragraph 13 of this Lease and that Lessor shall have the right to avail itself of any remedies it may have under the law or this Lease.

5. USE.

(a) The Premises described in Paragraph 1(b) above shall be used only for the purpose of general office use related to Lessee's warehouse and distribution business operations. The Premises described in Paragraphs 1(a), 1(c) and 1(d) shall be used only for warehouse and shipping as part of Lessee's warehouse and distribution business.

(b) The Premises are leased, and all other rights set forth herein are granted, subject to all easements, mortgages, restrictions and other matters of record affecting the building and lot on which the building is located. To the best of Lessor's knowledge and belief, Lessor represents that no such matter prevents use of the Premises as permitted above.

(c) Lessee warrants and represents that it shall not utilize the Premises in excess of Lessor 200 PSF floor loading requirements. Lessee also warrants and represents that it shall not store, transport, use, discharge or release (or permit any other person to store, transport, use, discharge or release) any hazardous material or waste or any odor-producing chemicals or processes at the Premises or within the building or elsewhere on the land on which the building and the Premises are located.

(d) Lessee shall at its sole expense be responsible for the prompt removal of all trash, refuse, and the like from the Premises, including any recycling which may be provided by Lessor.

(e) Lessee warrants that its use of the Premises shall be in compliance with all city, state and federal laws, rules and regulations, including but not limited to all zoning laws. The Lessee agrees to conform to all of the laws, by-laws, rules and regulations of all governmental authorities have jurisdiction over the Premises, and to save Lessor harmless from any fines, penalties or other costs related to any violations regarding the Premises by Lessee. The Lessee shall not permit any use of the Premises which will make voidable any insurance on the property of which the Premises are a part, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association of any similar body succeeding its powers. The Lessee shall on demand reimburse Lessor for all extra premiums caused by Lessee's use of the Premises over and above those premiums which would result from the present rating on the building of which the Premises are a part.

(f) Lessee shall not produce excessive noise within the Premises or within the Building. Lessee shall use anti-vibrating pads under any machinery or compressors it uses, and shall use soundproofing around any compressors.

(g) Hazardous Waste. Without limiting the generality of its other covenants hereunder, Lessee agrees in regard to the use and occupancy of the Premises to comply with all environmental laws, rules, regulations, statutes and ordinances, including, without limitation, those applicable to "hazardous substances". The Lessee unconditionally, absolutely and irrevocably indemnifies and agrees to defend and hold harmless the Lessor and its officers, employees, agents, contractors and those claiming by, through or under Lessor, from and against all loss, cost and expense (including, without limitation, attorney's fees) of whatever nature suffered or incurred by the Lessor on account of the use, release or discharge from the Premises by Lessee or by its agents, contractors, employees or assigns, of "hazardous substances", including, without limitation, any claims, costs, losses, liabilities and expenses arising from the violation (or claimed violation) of any environmental laws or the institution of any action based upon nuisance, negligence or other tort theory alleging liability due to Lessee's improper generation, storage, disposal, removal, transportation or treatment of hazardous substances or the imposition of a lien on any part of the Premises under any federal, state or local laws pursuant to which a lien may be imposed due to the existence of hazardous substances; provided that Lessee shall have no obligations or liability hereunder for preexisting conditions on the Premises unless such conditions are caused by Lessee under the Prior Lease.

Lessee shall be obligated to clean up any and all environmental or hazardous waste releases caused by Lessee both within the Premises and outside the Premises, and shall provide Lessor with any hazardous waste notices.

For purposes of this section, "hazardous substances" shall include "oil", "hazardous materials", "hazardous waste", or "hazardous substances" (collective, the "Hazardous Materials"), asbestos and asbestos-containing materials, as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et. seq. as amended and the regulations promulgated hereunder and all applicable state and local laws, rules and regulations.

(h) Lessee acknowledges receipt of Lessor's Rules and Regulations. Lessee shall conform to all reasonable rules now or hereafter promulgated by Lessor for the care and use of the Premises, the common areas and the Building. Such Rules and Regulations shall be enforced on a non-discriminatory basis.

6. ALTERATIONS AND ADDITIONS.

(a) Lessee has made a complete visual inspection of the Premises and is leasing the Premises on an "as is" basis, without relying on any representations or warranties whatsoever from Lessor with respect to the Premises, the condition thereof or suitability for any particular purpose, and without any obligation on the part of Lessor to make any alterations or improvements for Lessee's occupancy, except as stated in (c) below.

The Lessee shall not make any renovations or any alterations to the Premises, except with the written approval of Lessor in advance of any such renovations or alterations. Any such allowed renovations, alternations or additions shall be at Lessee's expense and shall be completed in a good and workmanlike manner and in compliance with all applicable laws. At the expiration or earlier termination of this Lease, the Lessee shall turn back the Premises in the same condition as at the commencement, reasonable wear and tear excepted. All walls, electrical wiring, HVAC systems and other fixtures excluding Lessee's equipment, movable trade fixtures and other personal property), whether in the Premises at commencement or installed by Tenant during the term of this Lease, shall, at Lessor's election, be deemed the property of Lessor and shall not be removed from the Premises during or at the expiration of this Lease without the prior written approval of Lessor.

(b) Lessee acknowledges that Lessor is not making any alterations or improvements to the utilities and services, except as stated in (c) below. Lessee represents that it does not require any services beyond what currently exists, except as stated in (c) below.

(c) In regard to the Premises as described in Paragraph 1(c) above:

(i) Lessor shall install at its cost a full demising wall consisting of 5/8" sheetrock between the Premises and the remaining 20,000 square feet of space on the north side of the first floor. It is understood that Lessor's maintenance staff shall have access to and from its maintenance area through the east side of the first floor loading area and shall keep its doors locked when not in use.

(ii) Lessor shall install at its cost one new overhead door leading out to the exterior drive-in dock.

(iii) Lessor shall at its cost install up to twelve new 8 foot lights in Section 6(B).
(iv) It is understood that Lessee shall not have access to the 200 amp electrical panel located on the north side of its first floor Premises.

(d) Lessee shall not permit any mechanics liens or similar liens to remain upon the Premises or the property for labor and materials furnished to Lessee or claimed to have been furnished to Lessee and shall cause any such lien to be released of record promptly without cost to Lessor. Lessee shall also be responsible, at its sole expense, for obtaining all governmental permits and approvals necessary to perform Lessee's Work, including without limitation all necessary building permits, zoning permits, approvals and variances, and certificates of occupancy.

(e) Lessee shall not obstruct in any manner any portion of the Building or the Premises, or any windows or doors, without the prior written approval of Lessor.

(f) Lessee shall keep the Premises equipped with any and all safety appliances as required by law or regulation of any public authority. Lessee shall also conform to all reasonable rules now or hereafter promulgated by Lessor for the care and use of the Premises, the common areas and the Building.

7. MAINTENANCE AND SERVICES. Lessee shall be responsible for maintenance and repairing of the Premises, and agrees to maintain the interior of the Premises in the same condition as they are at the commencement of the term, or as they may be put in during the term, reasonable wear and tear excepted. Lessor shall be responsible for the maintenance, operation and repair of the building systems and the building structure of which the Premises are a part, including the roof, except for such repairs necessitated by the negligence or misconduct of Lessee, its agents, employees and contractors. Lessee shall be responsible for the maintenance, repair and operation of any electrical and telephone wiring and fixtures within the Premises.

8. ACCESS AND COMMON AREAS.
(a) Lessee shall be limited to the exclusive use of only the Premises, and shall not have the right to use any other space within the Building except as specifically permitted herein.

Lessee acknowledges that there are other tenants throughout the Building and that it will not interfere with the use and enjoyment of any other tenants' (current or future) leases. There is no smoking of any kind permitted within the Premises, the common areas or the exterior of the Building. At Lessee's request, Lessor shall provide a mailbox for Lessee in the front lobby of the Building.

(b) The normal business hours for the Building are Monday through Friday from 7:00 AM until 7:00 PM and Saturday from 7:00 AM until 1:00 PM. A perimeter alarm system is activated during all nonbusiness hours. Lessee shall be given 24 hour access to the Premises, subject to reasonable security measures implemented by Lessor from time to time.

(c) Lessee shall be entitled to the use of six unassigned parking spaces in the front parking lot on a nonexclusive basis. In addition, Lessee shall be entitled to the use of an additional five unassigned parking spaces in the rear parking lot.

9. SIGNAGE. Lessee shall not be permitted to place any signage on the Building or the property of Lessor without the express written consent of Lessor. At Lessee's option, its name shall be listed on the directory sign at the front of the Building. Lessee's name shall be listed on the building directory in the lobby of the building.

10. WAIVER AND INDEMNIFICATION. The Lessee hereby (a) indemnifies and agrees to defend and hold Lessor, its partners, agents, employees, contractors and guests harmless on account of any damage or injury to any person or property occurring in, on or about the Premises, arising out of or by the use or occupancy of the Premises by the Lessee or arising from the failure of the Lessee to keep the Premises in satisfactory condition or arising out of any breach by Lessee of its obligations hereunder; and (b) waives any and all claims against Lessor, its agents, employees, contractors and guests for damages to its goods or equipment located on, in or about the Premises or elsewhere in the building or on the property and for injuries to persons on, in or about the Premises from any cause whatsoever arising at any time, except for the negligence or willful misconduct of Lessor or his employees but in such case, Lessor's liability shall be limited to damage to furniture, furnishings and business equipment typically found in an office and Lessor shall have no responsibility for indirect or consequential damages, damages to computer software and data or other unusually valuable or proprietary property. Lessor shall not be liable to Lessee, its agents, employees, contractors or guests for any damage by or any act of fault or negligence of any third party.

11. INSURANCE. The Lessee agrees at its sole expense to at all times during the term of this Lease to keep in force a policy of commercial general liability insurance written on an all-risks basis insuring Lessor, its mortgagees and its direct and indirect owners, and the managers, directors, officers, trustees, agents, employees, property management companies, and contractors of any of the foregoing and other parties as may be designated by Lessor from time to time, and Lessee, as their respective interests may appear, against all claims, demands or actions for injury, death, and property damage in amounts not less than those specified below (as such amounts may, from time to time, be reasonably increased by Lessor). Such liability insurance shall be with a carrier licensed and in good standing in New Hampshire and shall provide coverage as follows:

Combined Single Limit for Bodily and Property Damage—
$3,000,000 each occurrence and $3,000,000 aggregate

A Certificate of Insurance evidencing the aforementioned coverage (together with satisfactory evidence of the payment of the premium thereon if requested by Lessor) shall be deposited with Lessor and any other parties designated by Lessor at the beginning of the term and, upon renewals of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Lessee fails to comply with any of the foregoing requirements, Lessor may obtain such insurance on behalf of Lessee and may keep the same in effect, and Lessee shall pay Lessor, as additional rent, the premium cost thereof upon demand. The provisions of this Section 10 shall survive the expiration of the Term or earlier termination of this Lease. Such insurance certificate shall provide that such policies shall not be canceled, terminated or changed without at least thirty days prior written notice to the Lessor and Lessee.

All improvements to the Premises made by Lessee, and all furnishings, fixtures, equipment, effects and property of Lessee and of all persons claiming through Lessee which from time to time may be on

the Premises or elsewhere in the building or the property or in transit thereto or therefrom shall be at the sole risk of Lessee and shall be kept insured by Lessee throughout the term at Lessee's expense and in prudent amounts, and if the whole or any part thereof shall be destroyed or damaged by fire, explosion, water leakage, rupture of water pipes or other building equipment or facilities, or resulting from dampness, or by theft or from any other cause whatsoever in the building, no part of said loss or damage is to be charged to or be borne by Lessor.

12. SURRENDER. Upon the expiration or other termination of this Lease, Lessee shall remove all of its personal property, trade fixtures, equipment and other effects, and will peaceably vacate and yield up to the Lessor the Premises broom clean and in the same condition as at the commencement of this lease, or as they may be put during the term with Lessee's consent as provided herein, reasonable wear and tear excepted. Lessee shall immediately repair all damage or injury to the Premises, fixtures, appurtenances and equipment or to the building caused by Lessee's installation or removal of personal property or resulting from the negligence or tortious conduct of Lessee, its servants, employees, agents or visitors. Lessee shall also deliver to the Lessor all keys and locks to the Premises. In the event that the Lessee fails to remove any of Lessee's property from the Premises, Lessor is authorized, without liability to Lessee for the loss or damage thereto, and at the sole risk of Lessee, to remove and store any of the property at Lessee's expense, or to retain same under Lessor's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

13. DEFAULT. In the event that (a) the Lessee shall default in the payment of the rent, expenses or other sum specified in this Lease and such default shall continue for five business days after written notice thereof; or (b) the Lessee shall default in the performance or observance of any other covenant, term or condition under this Lease, and such default is not corrected within twenty-one business days after written notice thereof; or (c) the Lessee or any guarantor hereunder shall be declared bankrupt or insolvent according to the law, or if any assignment shall have been made of the Lessee's property for the benefit of creditors, then the Lessor shall have the right to terminate this Lease and may at any time thereafter, without being liable to any prosecution for reentering, reenter the Premises and recover complete possession thereof, and to remove the Lessee's effects without prejudice to any remedies which might be otherwise used for arrears in rent or other default. The Lessee shall indemnify the Lessor against all loss of rent and other payments which the Lessor may incur by reason of such termination during the residue of the term. If the Lessor makes any expenditure or incurs any obligations for the payment of money in connection with any default by Lessee, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of 10% per annum and costs, shall be paid to the Lessor by the Lessee as additional rent. Time shall be of the essence in the performance of any of Lessee's obligations herein.

14. FIRE, CASUALTY AND EMINENT DOMAIN.

(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Lessor shall, within 90 days after such Casualty, deliver to Lessee a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

(b) Lessee's Rights. If a material portion of the Premises is damaged by Casualty such that Lessee is prevented from conducting its business in the Premises in a manner reasonably comparable to that

conducted immediately before such Casualty and Lessor estimates that the damage caused thereby cannot be repaired within 270 days after the commencement of repairs (the "Repair Period"), then Lessee may terminate this Lease by delivering written notice to Lessor of its election to terminate within 30 days after the Damage Notice has been delivered to Lessee.

(c) Lessor's Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Lessor estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Lessor, and such damage occurs during the last two years of the term of this Lease, (3) regardless of the extent of damage to the Premises, Lessor makes a good faith determination that restoring the Building would be uneconomical, or (4) Lessor is required to pay any insurance proceeds arising out of the Casualty to a Lessor's mortgagee, then Lessor may terminate this Lease by giving written notice of its election to terminate to Lessee within 30 days after the Damage Notice has been delivered to Lessee.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty as aforesaid, then Lessor shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Lessor shall not be required to repair or replace any alterations, additions or improvements within the Premises (which shall be promptly and with due diligence repaired and restored by Lessee at Lessee's sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Lessee or others in the Premises or the Building, and Lessor's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Lessor for the Casualty in question. If this Lease is terminated under the provisions of this Section 13, Lessor shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and additions in the Premises (and, if Lessee has failed to maintain insurance on such items as required by this Lease, Lessee shall pay Lessor an amount equal to the proceeds Lessor would have received had Lessee maintained insurance on such items as required by this Lease).

(e) Abatement of Rent. If the Premises are damaged by Casualty, rent for the portion of the Premises rendered unleasable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Lessor's repairs (or until the date of termination of this Lease by Lessor or Lessee as provided above, as the case may be), unless Lessee or any employee, agent, contractor or invitee of Lessee caused such damage, in which case, Lessee shall continue to pay rent without abatement.

15. SUBORDINATION. This Lease shall be subject to and subordinate to any mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the Premises are a part, and the Lessee shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show subordination of this Lease to said mortgages, deed of trust or other such instrument in the nature of a mortgage.

16. SUBLETTING AND ASSIGNMENT. Lessee shall not assign this Lease or sublease the Premises without the prior written consent of Lessor, which shall not be unreasonably withheld. Unless Lessor expressly agrees to terminate the Lease or Lessee's obligations hereunder, in no event shall any such assignment or subletting relieve the Lessee named herein of any of the obligations of the Lessee hereunder and Lessee shall remain fully and primarily liable therefor and the liability of Lessee and such assignee (or subtenant, as the case may be) shall be joint and several. Consent to one assignment or subletting shall not destroy or waive this provision, and all later assignments or sublettings shall likewise be made in accordance with the terms and conditions of this Section 15. Assignees shall become liable directly to Lessor for all obligations of Lessee hereunder, without relieving Lessee's liability.

17. INSPECTION. The Lessee agrees that the Premises shall be open to inspection by Lessor or its agents at reasonable times and upon reasonable notice.

18. BROKER'S FEE. Lessee represents that there are no brokers involved in this transaction and that there are no brokers fees due as a result of the execution of this Lease. Lessee shall pay, hold harmless and indemnify Lessor from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof.

19. PARTNERSHIP; NO PERSONAL LIABILITY. In the event that the Lessor is a partnership or a trustee, no such partnership or trustee nor any beneficiary nor any shareholder of said trust and no partner, General or Limited, of such partnership shall be personally liable to anyone under any term, condition, covenant, obligation or agreement expressed herein or implied hereunder or for any claim of damage or cause at law or equity arising out of the use or occupancy of the Premises, the use or the maintenance of the building or its approaches and equipment.

20. REPRESENTATIONS. Both Lessor and Lessee represent and warrant that they each have the full right, power and authority to execute and perform this Lease. The signatories on behalf of the parties each warrant and represent that they have the authority to enter into this Lease and that each party will rely on these representations.

21. INTERPRETATION. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the state of New Hampshire.

22. SUCCESSORS AND ASSIGNS. All the provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective successors, legal representatives and assigns.

23. REMEDIES. The remedies herein granted to Lessor shall be cumulative and the exercise of any one remedy by Lessor shall not be to the exclusion of any other remedy.

24. LESSEE'S ESTOPPEL CERTIFICATE. From time to time, Lessee shall furnish to any party designated by Lessor, within ten days after Lessor has made a request therefor, a certificate signed by Lessee confirming and containing such factual certifications and representations as to this Lease that Lessor may reasonably request.

25. WAIVER. No consent or waiver, express or implied by Lessor, to or of any breach of any covenant, condition or duty of Lessee, shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

26. SEPARABILITY. If any provision of this Lease or any portion of such provision or the application thereof to any person or circumstance is held invalid, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

27. NOTICES. Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or mailed by certified or registered mail, return receipt requested, to the addresses first stated above.

28. ENTIRE AGREEMENT. This Lease contains the entire understanding between the parties and may only be modified in writing and executed by both parties hereto. Lessor has made no representations with respect to the Premises except as expressly set forth herein.

29. QUIET ENJOYMENT. Lessee shall have, hold and enjoy the Premises during the Lease term without hindrance or disturbance from or by Lessor or persons claiming by, through or under Lessor, subject to the terms of this Lease.

In Witness Whereof, the parties agree that the above represents all the terms and conditions of their agreement. Dated as of this 30th day of April, 2018.

LESSOR:
ONE CHESTNUT STREET LIMITED PARTNERSHIP

By: Tichnor Corporation the G.P.

Name: [signature]

Title: President

LESSEE:
ALTERNATIVE LOGISTICS LLC.

By: [signature]

Name: LEO D WHITE

Title: PRESIDENT

LEASE AGREEMENT

The following contains all the terms and conditions of, and agreements with respect to a lease arrangement by and between One Chestnut Street Limited Partnership, its successors and assigns, whose mailing address is P.O. Box 3753, Nashua, NH 03061 ("Lessor") and Alternative Logistics LLC, a New Hampshire corporation whose mailing address is One Chestnut Street, Nashua, NH 03060 ("Lessee") for the lease of certain space located in the building at One Chestnut Street, Nashua, NH ("Building").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lessor and Lessee agree that the Lessor shall demise and lease unto the Lessee and the Lessee shall lease from the Lessor certain space in the Building as follows:

1. PREMISES. The leased space consists of the following:

(a) Approximately 5,100 square feet of warehouse space on the north side of the first floor of the Building and which leads to the Chestnut Street loading docks, and which is currently occupied by Lessee. See Schedule One attached.

(b) Approximately 1,105 square feet of office space located on the second floor of the Building, such space known as Suite No. 210, 211, 215, 220 and 222 and which is currently occupied by Lessee.

(c) Approximately 23,500 square feet of warehouse space located on the sixth floor of the Building, which is currently occupied by Lessee, such space known as Section 6C and 6D.

(d) Approximately 10,000 square feet of warehouse space located on the sixth floor of the Building, such space known as Section 6B.

The leased space described in Paragraphs 1 above is referred to herein as the "Premises".

2. PRIOR LEASE: (a) It is understood and agreed that this Lease supersedes the prior lease by and between Lessor and Lessee dated as of November 2, 2012, as amended by three lease addenda ("Prior Lease"). The security deposits made under such Prior Lease in the amount of $14,500.00 shall be transferred to this Lease and shall be credited against the security deposit required in Paragraph 3 below. All terms and conditions of such Prior Lease intended to survive such Prior Lease shall remain in full force and effect during the term of the Lease. All of the Premises described in Paragraphs 1(a) through 1(d) above, with the exception of Paragraph 1(d), are currently occupied by Lessee under the Prior Lease.

(b) It is understood and agreed to by Lessee that no later than April 30, 2018 (i) the Lessee shall vacate and leave broom clean the 20,000 square feet of first floor warehouse space which it currently occupies under the Prior Lease, and (ii) the Lessee's subtenant under sublease dated May 31, 2016 will have vacated the space it occupies on the first floor under said sublease. If Lessee has not vacated the Premises in the Prior Lease as described in this Paragraph, then Lessee shall be in default under this Lease and Lessee shall be responsible for additional rent for the 20,000 square feet of the first floor premises in the amount of $10,000.00 per month.

3. TERM. The term of this Lease shall commence as of May 1, 2018 ("Lease Commencement") and unless earlier terminated shall continue until April 30, 2020, at which time the Lease shall expire. Upon the expiration of this Lease, Lessee shall vacate the Premises and remove all of its personal property, equipment and other contents.

4. RENT.

(a) The Lessee shall pay to the Lessor the base rent for the Premises described in Paragraph 1 above shall be as follows:

The base rent for the Premises shall be $189,200.00 per annum, payable in monthly installments of $15,767.00. The base rent shall increase by three percent (3%) on May 1, 2019.

The monthly rent installments shall be payable in advance on the first day of each calendar month. The base rent payable shall include all utilities, taxes, insurance and other common area charges, except that Lessee shall reimburse to Lessor on a monthly basis for all of its electrical usage within the Premises. Such electrical reimbursement shall be done on an estimated basis to be reasonably agreed upon between Lessor and Lessee.

All rent shall be mailed to One Chestnut Street Limited Partnership, c/o Tichnor Properties, P.O. Box 3753, Nashua, NH 03061, or to other such persons or other places as directed from time to time by Lessor. All rent and any other sums due under this Lease not paid within five days of the date due shall bear interest at the rate of ten percent per annum from the due date until paid.

Upon the execution of this Lease, Lessee shall pay a security deposit of $15,767.00. The security deposit shall be held by Lessor as security for Lessee's performance as provided in this Lease. The security deposit shall be returned within thirty days after the termination of this Lease and after any deductions are made for unpaid rent, damages, or other claims. Lessor may apply or retain all or any part of such security deposit to cure any default by Lessee or to reimburse Lessor for any sum to which Lessor is entitled hereunder. If Lessor draws upon all or any portion of the security deposit, Lessee shall, promptly upon demand, pay to Lessor the amount necessary to restore the security deposit to the full amount specified above.

(b) Lessee acknowledges and agrees that under the Prior Lease that it is in arrears in its rent and other obligations in the amount of $47,622.00 as of the execution date of this Lease. Lessee agrees that it shall submit payments in the amounts of $10,000.00 per week on Monday of each week until such arrearages are paid in full and Lessee is current in its rent and other obligations under this Lease. It is understood that failure to make any one payment as described above shall be considered as a default under Paragraph 13 of this Lease and that Lessor shall have the right to avail itself of any remedies it may have under the law or this Lease.

5. USE.

(a) The Premises described in Paragraph 1(b) above shall be used only for the purpose of general office use related to Lessee's warehouse and distribution business operations. The Premises described in Paragraphs 1(a), 1(c) and 1(d) shall be used only for warehouse and shipping as part of Lessee's warehouse and distribution business.

(b) The Premises are leased, and all other rights set forth herein are granted, subject to all easements, mortgages, restrictions and other matters of record affecting the building and lot on which the building is located. To the best of Lessor's knowledge and belief, Lessor represents that no such matter prevents use of the Premises as permitted above.

(c) Lessee warrants and represents that it shall not utilize the Premises in excess of Lessor 200 PSF floor loading requirements. Lessee also warrants and represents that it shall not store, transport, use, discharge or release (or permit any other person to store, transport, use, discharge or release) any hazardous material or waste or any odor-producing chemicals or processes at the Premises or within the building or elsewhere on the land on which the building and the Premises are located.

(d) Lessee shall at its sole expense be responsible for the prompt removal of all trash, refuse, and the like from the Premises, including any recycling which may be provided by Lessor.

(e) Lessee warrants that its use of the Premises shall be in compliance with all city, state and federal laws, rules and regulations, including but not limited to all zoning laws. The Lessee agrees to conform to all of the laws, by-laws, rules and regulations of all governmental authorities have jurisdiction over the Premises, and to save Lessor harmless from any fines, penalties or other costs related to any violations regarding the Premises by Lessee. The Lessee shall not permit any use of the Premises which will make voidable any insurance on the property of which the Premises are a part, or on the contents of said property, or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association of any similar body succeeding its powers. The Lessee shall on demand reimburse Lessor for all extra premiums caused by Lessee's use of the Premises over and above those premiums which would result from the present rating on the building of which the Premises are a part.

(f) Lessee shall not produce excessive noise within the Premises or within the Building. Lessee shall use anti-vibrating pads under any machinery or compressors it uses, and shall use soundproofing around any compressors.

(g) <u>Hazardous Waste</u>. Without limiting the generality of its other covenants hereunder, Lessee agrees in regard to the use and occupancy of the Premises to comply with all environmental laws, rules, regulations, statutes and ordinances, including, without limitation, those applicable to "hazardous substances". The Lessee unconditionally, absolutely and irrevocably indemnifies and agrees to defend and hold harmless the Lessor and its officers, employees, agents, contractors and those claiming by, through or under Lessor, from and against all loss, cost and expense (including, without limitation, attorney's fees) of whatever nature suffered or incurred by the Lessor on account of the use, release or discharge from the Premises by Lessee or by its agents, contractors, employees or assigns, of "hazardous substances", including, without limitation, any claims, costs, losses, liabilities and expenses arising from the violation (or claimed violation) of any environmental laws or the institution of any action based upon nuisance, negligence or other tort theory alleging liability due to Lessee's improper generation, storage, disposal, removal, transportation or treatment of hazardous substances or the imposition of a lien on any part of the Premises under any federal, state or local laws pursuant to which a lien may be imposed due to the existence of hazardous substances; provided that Lessee shall have no obligations or liability hereunder for preexisting conditions on the Premises unless such conditions are caused by Lessee under the Prior Lease.

Lessee shall be obligated to clean up any and all environmental or hazardous waste releases caused by Lessee both within the Premises and outside the Premises, and shall provide Lessor with any hazardous waste notices.

For purposes of this section, "hazardous substances" shall include "oil", "hazardous materials", "hazardous waste", or "hazardous substances" (collective, the "Hazardous Materials"), asbestos and asbestos-containing materials, as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et. seq. as amended and the regulations promulgated hereunder and all applicable state and local laws, rules and regulations.

(h) Lessee acknowledges receipt of Lessor's Rules and Regulations. Lessee shall conform to all reasonable rules now or hereafter promulgated by Lessor for the care and use of the Premises, the common areas and the Building. Such Rules and Regulations shall be enforced on a non-discriminatory basis.

6. ALTERATIONS AND ADDITIONS.

(a) Lessee has made a complete visual inspection of the Premises and is leasing the Premises on an "as is" basis, without relying on any representations or warranties whatsoever from Lessor with respect to the Premises, the condition thereof or suitability for any particular purpose, and without any obligation on the part of Lessor to make any alterations or improvements for Lessee's occupancy, except as stated in (c) below.

The Lessee shall not make any renovations or any alterations to the Premises, except with the written approval of Lessor in advance of any such renovations or alterations. Any such allowed renovations, alternations or additions shall be at Lessee's expense and shall be completed in a good and workmanlike manner and in compliance with all applicable laws. At the expiration or earlier termination of this Lease, the Lessee shall turn back the Premises in the same condition as at the commencement, reasonable wear and tear excepted. All walls, electrical wiring, HVAC systems and other fixtures excluding Lessee's equipment, movable trade fixtures and other personal property), whether in the Premises at commencement or installed by Tenant during the term of this Lease, shall, at Lessor's election, be deemed the property of Lessor and shall not be removed from the Premises during or at the expiration of this Lease without the prior written approval of Lessor.

(b) Lessee acknowledges that Lessor is not making any alterations or improvements to the utilities and services, except as stated in (c) below. Lessee represents that it does not require any services beyond what currently exists, except as stated in (c) below.

(c) In regard to the Premises as described in Paragraph 1(c) above:

(i) Lessor shall install at its cost a full demising wall consisting of 5/8" sheetrock between the Premises and the remaining 20,000 square feet of space on the north side of the first floor. It is understood that Lessor's maintenance staff shall have access to and from its maintenance area through the east side of the first floor loading area and shall keep its doors locked when not in use.

(ii) Lessor shall install at its cost one new overhead door leading out to the exterior drive-in dock.

(iii) Lessor shall at its cost install up to twelve new 8 foot lights in Section 6(B).

(iv) It is understood that Lessee shall not have access to the 200 amp electrical panel located on the north side of its first floor Premises.

(d) Lessee shall not permit any mechanics liens or similar liens to remain upon the Premises or the property for labor and materials furnished to Lessee or claimed to have been furnished to Lessee and shall cause any such lien to be released of record promptly without cost to Lessor. Lessee shall also be responsible, at its sole expense, for obtaining all governmental permits and approvals necessary to perform Lessee's Work, including without limitation all necessary building permits, zoning permits, approvals and variances, and certificates of occupancy.

(e) Lessee shall not obstruct in any manner any portion of the Building or the Premises, or any windows or doors, without the prior written approval of Lessor.

(f) Lessee shall keep the Premises equipped with any and all safety appliances as required by law or regulation of any public authority. Lessee shall also conform to all reasonable rules now or hereafter promulgated by Lessor for the care and use of the Premises, the common areas and the Building.

7. MAINTENANCE AND SERVICES. Lessee shall be responsible for maintenance and repairing of the Premises, and agrees to maintain the interior of the Premises in the same condition as they are at the commencement of the term, or as they may be put in during the term, reasonable wear and tear excepted. Lessor shall be responsible for the maintenance, operation and repair of the building systems and the building structure of which the Premises are a part, including the roof, except for such repairs necessitated by the negligence or misconduct of Lessee, its agents, employees and contractors. Lessee shall be responsible for the maintenance, repair and operation of any electrical and telephone wiring and fixtures within the Premises.

8. ACCESS AND COMMON AREAS.

(a) Lessee shall be limited to the exclusive use of only the Premises, and shall not have the right to use any other space within the Building except as specifically permitted herein.

Lessee acknowledges that there are other tenants throughout the Building and that it will not interfere with the use and enjoyment of any other tenants' (current or future) leases. There is no smoking of any kind permitted within the Premises, the common areas or the exterior of the Building. At Lessee's request, Lessor shall provide a mailbox for Lessee in the front lobby of the Building.

(b) The normal business hours for the Building are Monday through Friday from 7:00 AM until 7:00 PM and Saturday from 7:00 AM until 1:00 PM. A perimeter alarm system is activated during all nonbusiness hours. Lessee shall be given 24 hour access to the Premises, subject to reasonable security measures implemented by Lessor from time to time.

(c) Lessee shall be entitled to the use of six unassigned parking spaces in the front parking lot on a nonexclusive basis. In addition, Lessee shall be entitled to the use of an additional five unassigned parking spaces in the rear parking lot.

9. SIGNAGE. Lessee shall not be permitted to place any signage on the Building or the property of Lessor without the express written consent of Lessor. At Lessee's option, its name shall be listed on the directory sign at the front of the Building. Lessee's name shall be listed on the building directory in the lobby of the building.

10. WAIVER AND INDEMNIFICATION. The Lessee hereby (a) indemnifies and agrees to defend and hold Lessor, its partners, agents, employees, contractors and guests harmless on account of any damage or injury to any person or property occurring in, on or about the Premises, arising out of or by the use or occupancy of the Premises by the Lessee or arising from the failure of the Lessee to keep the Premises in satisfactory condition or arising out of any breach by Lessee of its obligations hereunder; and (b) waives any and all claims against Lessor, its agents, employees, contractors and guests for damages to its goods or equipment located on, in or about the Premises or elsewhere in the building or on the property and for injuries to persons on, in or about the Premises from any cause whatsoever arising at any time, except for the negligence or willful misconduct of Lessor or his employees but in such case, Lessor's liability shall be limited to damage to furniture, furnishings and business equipment typically found in an office and Lessor shall have no responsibility for indirect or consequential damages, damages to computer software and data or other unusually valuable or proprietary property. Lessor shall not be liable to Lessee, its agents, employees, contractors or guests for any damage by or any act of fault or negligence of any third party.

11. INSURANCE. The Lessee agrees at its sole expense to at all times during the term of this Lease to keep in force a policy of commercial general liability insurance written on an all-risks basis insuring Lessor, its mortgagees and its direct and indirect owners, and the managers, directors, officers, trustees, agents, employees, property management companies, and contractors of any of the foregoing and other parties as may be designated by Lessor from time to time, and Lessee, as their respective interests may appear, against all claims, demands or actions for injury, death, and property damage in amounts not less than those specified below (as such amounts may, from time to time, be reasonably increased by Lessor). Such liability insurance shall be with a carrier licensed and in good standing in New Hampshire and shall provide coverage as follows:

Combined Single Limit for Bodily and Property Damage—
$3,000,000 each occurrence and $3,000,000 aggregate

A Certificate of Insurance evidencing the aforementioned coverage (together with satisfactory evidence of the payment of the premium thereon if requested by Lessor) shall be deposited with Lessor and any other parties designated by Lessor at the beginning of the term and, upon renewals of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Lessee fails to comply with any of the foregoing requirements, Lessor may obtain such insurance on behalf of Lessee and may keep the same in effect, and Lessee shall pay Lessor, as additional rent, the premium cost thereof upon demand. The provisions of this Section 10 shall survive the expiration of the Term or earlier termination of this Lease. Such insurance certificate shall provide that such policies shall not be canceled, terminated or changed without at least thirty days prior written notice to the Lessor and Lessee.

All improvements to the Premises made by Lessee, and all furnishings, fixtures, equipment, effects and property of Lessee and of all persons claiming through Lessee which from time to time may be on

the Premises or elsewhere in the building or the property or in transit thereto or therefrom shall be at the sole risk of Lessee and shall be kept insured by Lessee throughout the term at Lessee's expense and in prudent amounts, and if the whole or any part thereof shall be destroyed or damaged by fire, explosion, water leakage, rupture of water pipes or other building equipment or facilities, or resulting from dampness, or by theft or from any other cause whatsoever in the building, no part of said loss or damage is to be charged to or be borne by Lessor.

12. SURRENDER. Upon the expiration or other termination of this Lease, Lessee shall remove all of its personal property, trade fixtures, equipment and other effects, and will peaceably vacate and yield up to the Lessor the Premises broom clean and in the same condition as at the commencement of this lease, or as they may be put during the term with Lessee's consent as provided herein, reasonable wear and tear excepted. Lessee shall immediately repair all damage or injury to the Premises, fixtures, appurtenances and equipment or to the building caused by Lessee's installation or removal of personal property or resulting from the negligence or tortious conduct of Lessee, its servants, employees, agents or visitors. Lessee shall also deliver to the Lessor all keys and locks to the Premises. In the event that the Lessee fails to remove any of Lessee's property from the Premises, Lessor is authorized, without liability to Lessee for the loss or damage thereto, and at the sole risk of Lessee, to remove and store any of the property at Lessee's expense, or to retain same under Lessor's control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

13. DEFAULT. In the event that (a) the Lessee shall default in the payment of the rent, expenses or other sum specified in this Lease and such default shall continue for five business days after written notice thereof; or (b) the Lessee shall default in the performance or observance of any other covenant, term or condition under this Lease, and such default is not corrected within twenty-one business days after written notice thereof; or (c) the Lessee or any guarantor hereunder shall be declared bankrupt or insolvent according to the law, or if any assignment shall have been made of the Lessee's property for the benefit of creditors, then the Lessor shall have the right to terminate this Lease and may at any time thereafter, without being liable to any prosecution for reentering, reenter the Premises and recover complete possession thereof, and to remove the Lessee's effects without prejudice to any remedies which might be otherwise used for arrears in rent or other default. The Lessee shall indemnify the Lessor against all loss of rent and other payments which the Lessor may incur by reason of such termination during the residue of the term. If the Lessor makes any expenditure or incurs any obligations for the payment of money in connection with any default by Lessee, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of 10% per annum and costs, shall be paid to the Lessor by the Lessee as additional rent. Time shall be of the essence in the performance of any of Lessee's obligations herein.

14. FIRE, CASUALTY AND EMINENT DOMAIN.

(a) Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Lessor shall, within 90 days after such Casualty, deliver to Lessee a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty.

(b) Lessee's Rights. If a material portion of the Premises is damaged by Casualty such that Lessee is prevented from conducting its business in the Premises in a manner reasonably comparable to that

conducted immediately before such Casualty and Lessor estimates that the damage caused thereby cannot be repaired within 270 days after the commencement of repairs (the "Repair Period"), then Lessee may terminate this Lease by delivering written notice to Lessor of its election to terminate within 30 days after the Damage Notice has been delivered to Lessee.

(c) Lessor's Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Lessor estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as estimated by Lessor, and such damage occurs during the last two years of the term of this Lease, (3) regardless of the extent of damage to the Premises, Lessor makes a good faith determination that restoring the Building would be uneconomical, or (4) Lessor is required to pay any insurance proceeds arising out of the Casualty to a Lessor's mortgagee, then Lessor may terminate this Lease by giving written notice of its election to terminate to Lessee within 30 days after the Damage Notice has been delivered to Lessee.

(d) Repair Obligation. If neither party elects to terminate this Lease following a Casualty as aforesaid, then Lessor shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Lessor shall not be required to repair or replace any alterations, additions or improvements within the Premises (which shall be promptly and with due diligence repaired and restored by Lessee at Lessee's sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Lessee or others in the Premises or the Building, and Lessor's obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Lessor for the Casualty in question. If this Lease is terminated under the provisions of this Section 13, Lessor shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and additions in the Premises (and, if Lessee has failed to maintain insurance on such items as required by this Lease, Lessee shall pay Lessor an amount equal to the proceeds Lessor would have received had Lessee maintained insurance on such items as required by this Lease).

(e) Abatement of Rent. If the Premises are damaged by Casualty, rent for the portion of the Premises rendered unleasable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Lessor's repairs (or until the date of termination of this Lease by Lessor or Lessee as provided above, as the case may be), unless Lessee or any employee, agent, contractor or invitee of Lessee caused such damage, in which case, Lessee shall continue to pay rent without abatement.

15. <u>SUBORDINATION</u>. This Lease shall be subject to and subordinate to any mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the Premises are a part, and the Lessee shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show subordination of this Lease to said mortgages, deed of trust or other such instrument in the nature of a mortgage.

16. <u>SUBLETTING AND ASSIGNMENT</u>. Lessee shall not assign this Lease or sublease the Premises without the prior written consent of Lessor, which shall not be unreasonably withheld. Unless Lessor expressly agrees to terminate the Lease or Lessee's obligations hereunder, in no event shall any such assignment or subletting relieve the Lessee named herein of any of the obligations of the Lessee hereunder and Lessee shall remain fully and primarily liable therefor and the liability of Lessee and such assignee (or subtenant, as the case may be) shall be joint and several. Consent to one assignment or subletting shall not destroy or waive this provision, and all later assignments or sublettings shall likewise be made in accordance with the terms and conditions of this Section 15. Assignees shall become liable directly to Lessor for all obligations of Lessee hereunder, without relieving Lessee's liability.

17. <u>INSPECTION</u>. The Lessee agrees that the Premises shall be open to inspection by Lessor or its agents at reasonable times and upon reasonable notice.

18. <u>BROKER'S FEE</u>. Lessee represents that there are no brokers involved in this transaction and that there are no brokers fees due as a result of the execution of this Lease. Lessee shall pay, hold harmless and indemnify Lessor from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof.

19. <u>PARTNERSHIP; NO PERSONAL LIABILITY</u>. In the event that the Lessor is a partnership or a trustee, no such partnership or trustee nor any beneficiary nor any shareholder of said trust and no partner, General or Limited, of such partnership shall be personally liable to anyone under any term, condition, covenant, obligation or agreement expressed herein or implied hereunder or for any claim of damage or cause at law or equity arising out of the use or occupancy of the Premises, the use or the maintenance of the building or its approaches and equipment.

20. <u>REPRESENTATIONS</u>. Both Lessor and Lessee represent and warrant that they each have the full right, power and authority to execute and perform this Lease. The signatories on behalf of the parties each warrant and represent that they have the authority to enter into this Lease and that each party will rely on these representations.

21. <u>INTERPRETATION</u>. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the state of New Hampshire.

22. <u>SUCCESSORS AND ASSIGNS</u>. All the provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective successors, legal representatives and assigns.

23. <u>REMEDIES</u>. The remedies herein granted to Lessor shall be cumulative and the exercise of any one remedy by Lessor shall not be to the exclusion of any other remedy.

24. <u>LESSEE'S ESTOPPEL CERTIFICATE.</u> From time to time, Lessee shall furnish to any party designated by Lessor, within ten days after Lessor has made a request therefor, a certificate signed by Lessee confirming and containing such factual certifications and representations as to this Lease that Lessor may reasonably request.

25. WAIVER. No consent or waiver, express or implied by Lessor, to or of any breach of any covenant, condition or duty of Lessee, shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

26. SEPARABILITY. If any provision of this Lease or any portion of such provision or the application thereof to any person or circumstance is held invalid, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

27. NOTICES. Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or mailed by certified or registered mail, return receipt requested, to the addresses first stated above.

28. ENTIRE AGREEMENT. This Lease contains the entire understanding between the parties and may only be modified in writing and executed by both parties hereto. Lessor has made no representations with respect to the Premises except as expressly set forth herein.

29. QUIET ENJOYMENT. Lessee shall have, hold and enjoy the Premises during the Lease term without hindrance or disturbance from or by Lessor or persons claiming by, through or under Lessor, subject to the terms of this Lease.

In Witness Whereof, the parties agree that the above represents all the terms and conditions of their agreement. Dated as of this 30th day of April, 2018.

LESSOR:
ONE CHESTNUT STREET LIMITED PARTNERSHIP

By: Tubman Properties Inc g.p.

Name: [signature]

Title: President

LESSEE:
ALTERNATIVE LOGISTICS LLC.

By: [signature]

Name: LEO D WHITE

Title: PRESIDENT

LEASE AGREEMENT

The following contains all the terms and conditions of, and agreements with respect to a lease arrangement by and between One Chestnut Street Limited Partnership, its successors and assigns, whose mailing address is P.O. Box 3753, Nashua, NH 03061 ("Lessor") and Alternative Logistics LLC, a New Hampshire limited liability corporation, whose mailing address is One Chestnut Street, Nashua, NH 03060 ("Lessee") for the lease of certain space located in the building at One Chestnut Street, Nashua, NH ("Building").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lessor and Lessee agree that the Lessor shall demise and lease unto the Lessee and the Lessee shall lease from the Lessor certain space in the Building:

1. **PREMISES**. The leased space consists of the following:

(a) Approximately twenty-five thousand square feet of warehouse space located on the east side of the first floor of the Building.

(b) Approximately one thousand one hundred and five square feet of office space located on the second floor of the Building, such space known as Suite No. 210, 211, 215, 220 and 222.

(c) Approximately 11,500 square feet of space located on the sixth floor of the Building, such space known as Section 6C.

The leased space described above shall be referred to as the Premises. The leased space described in Paragraphs 1(a) and 1(b) is currently occupied by Alternative Logistics Inc. under the Prior Lease described below in Paragraph 28.

Lessee shall not take occupancy of the leased space described in Paragraph 1(c) above until January 1, 2013.

It is understood that Lessee shall be permitted to continue occupancy until April 30, 2013 of the 10,000 square feet of warehouse space located on the west side of the first floor and which is currently occupied under the Prior Lease. Lessee must vacate this 10,000 square feet no later than April 30, 2013 and acknowledges that another tenant will be taking occupancy at that time.

It is understood that the Premises described in 1(c) above are not secure from the remainder of the sixth floor. Therefore, if space on the sixth floor of the Building is leased to any other tenant during the term of the Lease, then Lessor must create a common area by the northwest elevator and bathrooms to provide dual egress and access to both stairwells and elevators for all tenants. This will result in necessitating that Lessor build a demising wall separating Lessee's Premises on the sixth floor from the common area and will reduce Lessee's Premises by approximately 2200 square feet. At such time Lessor shall reduce Lessee's rent by $733.33 per month to reflect the reduction in space.

2. **TERM**. The term of this Lease shall commence as of November 1, 2012 ("Lease Commencement Date") and unless earlier terminated shall continue until April 30, 2015, at which time the Lease shall expire unless such Lease is extended or renewed by mutual agreement between Lessor and Lessee. Upon the expiration of this Lease, Lessee shall vacate the Premises and remove all of its personal property, equipment and other contents.

3. **<u>RENT</u>**. The Lessee shall pay to the Lessor the base rent for the Premises described in Paragraph 1 above as follows:

From November 1, 2012 through April 30, 2013, the base rent shall be $179,500.00 per annum, payable in monthly installments of $14,958.33.

From May 1, 2013 through April 30, 2014, the base rent shall be $175,742.00 per annum, payable in monthly installments of $14,645.17.

From May 1, 2014 through April 30, 2015, the base rent shall be $181,014.00 per annum, payable in monthly installments of $15,084.50.

A credit of $3833.33 shall be given towards the May, 2013 rent due.

The monthly rent installments shall be payable in advance on the first day of each calendar month. The base rent paid shall include taxes, utilities, insurance and other common area charges, except that Lessee shall reimburse to Lessor on a monthly basis for all of its electrical usage within that part of the Premises described in Paragraph 1(a) and 1(c). Such electrical reimbursement shall be done on an estimated basis to be reasonably agreed upon by Lessor and Lessee.

All rent shall be mailed to One Chestnut Street Limited Partnership, c/o Tichnor Properties, P.O. Box 3753, Nashua, NH 03061, or to other such persons or other places as directed from time to time by Lessor. All rent and any other sums due under this Lease not paid within ten days of the date due shall bear interest at the rate of ten percent per annum from the due date until paid.

Upon the execution of this Lease, Lessee shall pay (a) the first month's rent and (b) a security deposit of $14,500.00. The security deposit shall be held by Lessor as security for Lessee's performance as provided in this Lease. The security deposit shall be returned within thirty days after the termination of this Lease and after any deductions are made for unpaid rent, damages, or other claims. Lessor may apply or retain all or any part of such security deposit to cure any default by Lessee or to reimburse Lessor for any sum to which Lessor is entitled hereunder. If Lessor draws upon all or any portion of the security deposit, Lessee shall, promptly upon demand, pay to Lessor the amount necessary to restore the security deposit to the full amount specified above.

4. <u>USE</u>. (a) The Premises described in Paragraph 1(b) above shall be used only for general office use related to Lessee's warehouse and distribution business. The Premises described in Paragraph 1(a) and 1(c) above shall be used only for the purpose of warehousing and shipping as part of Lessee's warehouse and distribution business. The Premises shall not be used for any other purpose.

(b) The Premises are leased, and all other rights set forth herein are granted, subject to all easements, mortgages, restrictions and other matters of record affecting the Building and lot on which the Building is located. To the best of Lessor's knowledge and belief, Lessor represents that no such matter prevents use of the Premises as permitted above.

(c) Lessee warrants and represents that it shall not utilize the Premises in excess of Lessor 200 PSF floor loading requirements. Lessee also warrants and represents that it shall not store, transport, use, discharge or release (or permit any other person to store, transport, use, discharge or release) any hazardous material or waste or any odor-producing chemicals or processes at the Premises or within the Building or elsewhere on the land on which the building and the Premises are located. Ordinary office and cleaning supplies are excepted from this provision.

(d) Trash Removal: (1) In regard to any office related trash, refuse and the like ("Office Trash") generated from the Premises as described in Paragraph 1(b), the Lessee shall at its sole expense be responsible for the prompt removal of all such Office Trash from the Premises and will place such Office Trash in designated waste bins located in the common areas of the Building. (2). In regard to any trash, refuse and the like generated from the warehouse ("Warehouse Trash") area as described in Paragraph 1(a) and 1(c) above, the Lessee shall at its sole expense be responsible for the removal of such Warehouse Trash from the Premises and from the Building. However, in regard to any cardboard, if Lessor provides a designated area for the recycling of such cardboard, Lessee may place its cardboard in such designated area and shall reimburse Lessor of its cost at a mutually agreed upon amount.

(e) Lessee warrants that its use of the Premises shall be in compliance with all city, state and federal laws, rules and regulations, including but not limited to all zoning laws. The Lessee agrees to conform to all of the laws, by-laws, rules and regulations of all governmental authorities have jurisdiction over the Premises, and to save Lessor harmless from any fines, penalties or other costs related to any violations regarding the Premises by Lessee. The Lessee shall not permit any use of the Premises which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association of any similar body succeeding its powers. If Lessee utilizes the Premises in a manner that is inconsistent with the uses as described in Paragraph 4 (a) above, then the Lessee shall on demand reimburse Lessor for all extra premiums caused by Lessee's use of the Premises over and above those premiums which would result from the present rating on the Building of which the Premises are a part.

(f) Lessee shall not produce excessive noise within the Premises or within the Building. Lessee shall use anti-vibrating pads under any machinery or compressors it uses, and shall use soundproofing around any compressors.

(g) Hazardous Waste. Without limiting the generality of its other covenants hereunder, Lessee agrees in regard to the use and occupancy of the Premises to comply with all environmental laws, rules, regulations, statutes and ordinances, including, without limitation, those applicable to "hazardous substances". The Lessee unconditionally, absolutely and irrevocably indemnifies and agrees to defend and hold harmless the Lessor and its officers, employees, agents, contractors and those claiming by, through or under Lessor, from and against all loss, cost and expense (including, without limitation, attorney's fees) of whatever nature suffered or incurred by the Lessor on account of the use, release or discharge from the Premises by Lessee or by its agents, contractors, employees or assigns, of "hazardous substances", including, without limitation, any claims, costs, losses, liabilities and expenses arising from the violation (or claimed violation) of any environmental laws or the institution of any action based upon nuisance, negligence or other tort theory alleging liability due to Lessee's improper generation, storage, disposal, removal, transportation or treatment of hazardous substances or the imposition of a lien on any part of the Premises under any federal, state or local laws pursuant to which a lien may be imposed due to the existence of hazardous substances; provided that Lessee shall have no obligations or liability hereunder for preexisting conditions on the Premises.

For purposes of this section, "hazardous substances" shall include "oil", "hazardous materials", "hazardous waste", or "hazardous substances" (collective, the "Hazardous Materials"), asbestos and asbestos-containing materials, as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6902 et. seq. as amended and the regulations promulgated hereunder and all applicable state and local laws, rules and regulations.

(h) Lessee acknowledges receipt of the Lessor's rules and regulations. Lessee shall conform to all reasonable rules now or hereafter promulgated by Lessor for the care and use of the Premises, the common areas and the Building. Such rules and regulations shall be enforced on a non-discriminatory basis.

5. **ALTERATIONS AND ADDITIONS.**

(a) Lessee has made a complete visual inspection of the Premises and is leasing the Premises on an "as is" basis, without relying on any representations or warranties whatsoever from Lessor with respect to the Premises, the condition thereof or suitability for any particular purpose, and without any obligation on the part of Lessor to make any alterations or improvements for Lessee's occupancy, except as stated in (c) below.

The Lessee shall not make any renovations or any alterations to the Premises, except with the written approval of Lessor in advance of any such renovations or alterations. Any such allowed renovations, alternations or additions shall be at Lessee's expense and shall be completed in a good and workmanlike manner and in compliance with all applicable laws. At the expiration or earlier termination of this Lease, the Lessee shall turn back the Premises in the same condition as at the commencement, reasonable wear and tear excepted. All walls, electrical wiring, HVAC systems and other fixtures excluding Lessee's equipment, movable trade fixtures and other personal property), whether in the Premises at commencement or installed by Tenant during the term of this Lease, shall, at Lessor's election, be deemed the property of Lessor and shall not be removed from the Premises during or at the expiration of this Lease without the prior written approval of Lessor.

(b) Lessee acknowledges that Lessor is not making any alterations or improvements to the utilities and services, except as stated in (c) below. Lessee represents that it does not currently need any services beyond what currently exists, except as stated in (c) below.

(c) Lessor shall at its own expense: (1) paint and make repairs as necessary to the bathrooms on the sixth floor, (2) paint up to 10,000 square feet of the floor in the first floor area, such area to be designated by Lessee and cleared by Lessee prior to painting, (3) install a new seven to eight foot high overhead door between the first floor space and the common area, (4) install one new heating blower on the sixth floor, (5) provide up to a $2000.00 credit to Lessee towards new lighting fixtures and outlets on the sixth floor. Such work shall be completed no later than January 31, 2013. and doorbell

(d) Lessee shall not permit any mechanics liens or similar liens to remain upon the Premises or the property for labor and materials furnished to Lessee or claimed to have been furnished to Lessee and shall cause any such lien to be released of record promptly without cost to Lessor. Lessee shall also be responsible, at its sole expense, for obtaining all governmental permits and approvals necessary to perform Lessee's Work, including without limitation all necessary building permits, zoning permits, approvals and variances, and certificates of occupancy.

(e) Lessee shall not obstruct in any manner any portion of the Building or the Premises, or any windows or doors, without the prior written approval of Lessor.

(f) Lessee shall keep the Premises equipped with any and all safety appliances as required by law or regulation of any public authority.

6. **MAINTENANCE AND SERVICES**. Lessee shall be responsible for maintenance and repairing of the Premises, and agrees to maintain the interior of the Premises in the same condition as they are at the commencement of the term, or as they may be put in during the term, reasonable wear and tear and damage by fire and casualty excepted. Lessor shall be responsible for the maintenance, operation and repair of the building systems and the building structure of which the Premises are a part, including the roof and common area doors, except for such repairs necessitated by the negligence or misconduct of Lessee, its agents, employees and contractors. Lessee shall be responsible for the maintenance, repair and operation of any electrical and telephone wiring and fixtures within the Premises. It is understood that if Lessor repairs or replaces any ballasts, that Lessee shall reimburse Lessor for the cost of materials only.

7. **ACCESS AND COMMON AREAS**. (a) Lessee shall be limited to the exclusive use of only the Premises, and shall not have the right to use any other space within the Building except as specifically permitted herein. Lessee shall be entitled to use the loading docks, staging area and freight elevators located on the north side of the Building on a nonexclusive basis and only during normal business hours.

Lessee acknowledges that there are other tenants throughout the Building and that it will not interfere with the use and enjoyment of any other tenants' current or future leases. There is no smoking permitted within the Premises and within the common areas of the Building. Lessor shall provide a mailbox for Lessee in the front lobby of the Building.

(b) The normal business hours are Monday through Friday from 7:00 AM until 7:00 PM and Saturday from 7:00 AM until 1:00 PM. A perimeter alarm system is activated during all nonbusiness hours. However, Lessee shall be given 24 hour access to the Premises, subject to reasonable security measures implemented by Lessor from time to time.

(c) Lessee shall be entitled to the use of six unassigned parking spaces in the front parking lot on a nonexclusive basis. In addition, Lessee shall be entitled to the use of an additional ten unassigned parking spaces in the rear parking lot on a nonexclusive basis.

8. **SIGNAGE**. Lessee shall not be permitted to place any signage on the Building or on the property of Lessor without the express written consent of Lessor. Lessee's name shall be listed on the building directory in the lobby of the Building. At Lessee's option, its name shall be listed on the directory sign at the front of the Building.

9. **WAIVER AND INDEMNIFICATION**. The Lessee hereby (a) indemnifies and agrees to defend and hold Lessor, its partners, agents, employees, contractors and guests harmless on account of any damage or injury to any person or property occurring in, on or about the Premises, arising out of or by the use or occupancy of the Premises by the Lessee or arising from the failure of the Lessee to keep the Premises in satisfactory condition or arising out of any breach by Lessee of its obligations hereunder; and (b) waives any and all claims against Lessor, its agents, employees, contractors and guests for damages to its goods or equipment located on, in or about the Premises or elsewhere in the building or on the property and for injuries to persons on, in or about the Premises from any cause whatsoever arising at any time, except for the negligence or willful misconduct of Lessor or his employees but in such case, Lessor's liability shall be limited to damage to furniture, furnishings and business equipment typically found in an office and Lessor shall have no responsibility for indirect or consequential damages, damages to computer software and data or other unusually valuable or proprietary property. Lessor shall not be liable to Lessee, its agents, employees, contractors or guests for any damage by or any act of fault or negligence of any third party.

10. **INSURANCE**. The Lessee agrees at its sole expense to at all times during the term of this Lease to keep in force a policy of commercial general liability insurance written on an all-risks basis insuring Lessor, its mortgagees and its direct and indirect owners, and the managers, directors, officers, trustees, agents, employees, property management companies, and contractors of any of the foregoing and other parties as may be designated by Lessor from time to time, and Lessee, as their respective interests may appear, against all claims, demands or actions for injury, death, and property damage in amounts not less than those specified below (as such amounts may, from time to time, be reasonably increased by Lessor). Such liability insurance shall be with a carrier licensed and in good standing in New Hampshire and shall provide coverage as follows:

Combined Single Limit for Bodily and Property Damage—
$2,000,000 each occurrence and $2,000,000 aggregate

A Certificate of Insurance evidencing the aforementioned coverage (together with satisfactory evidence of the payment of the premium thereon if requested by Lessor) shall be deposited with Lessor and any other parties designated by Lessor at the beginning of the term and, upon renewals of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Lessee fails to comply with any of the foregoing requirements, Lessor may obtain such insurance on behalf of Lessee and may keep the same in effect, and Lessee shall pay Lessor, as additional rent, the premium cost thereof upon demand. The provisions of this Section 10 shall survive the expiration of the term or earlier termination of this Lease. Such insurance certificate shall provide that such policies shall not be canceled, terminated or changed without at least thirty days prior written notice to the Lessor and Lessee.

All improvements to the Premises made by Lessee, and all furnishings, fixtures, equipment, effects and property of Lessee and of all persons claiming through Lessee which from time to time may be on the Premises or elsewhere in the building or the property or in transit thereto or therefrom shall be at the sole risk of Lessee and shall be kept insured by Lessee throughout the term at Lessee's expense and in prudent amounts, and if the whole or any part thereof shall be destroyed or damaged by fire, explosion, water leakage, rupture of water pipes or other building equipment or facilities, or resulting from dampness, or by theft or from any other cause whatsoever in the building, no part of said loss or damage is to be charged to or be borne by Lessor.

11. SURRENDER. Upon the expiration or other termination of this Lease, Lessee shall remove all of its personal property, trade fixtures, equipment and other effects, and will peaceably vacate and yield up to the Lessor the Premises broom clean and in the same condition as at the commencement of this Lease, or as they may be put during the term with Lessee's consent as provided herein, reasonable wear and tear and damage by fire and casualty excepted. Lessee shall immediately repair all damage or injury to the Premises, fixtures, appurtenances and equipment or to the building caused by Lessee's installation or removal of personal property or resulting from the negligence or tortious conduct of Lessee, its servants, employees, agents or visitors. Lessee shall also deliver to the Lessor all keys and locks to the Premises. In the event that the Lessee fails to remove any of Lessee's property from the Premises, Lessor is authorized, without liability to Lessee for the loss or damage thereto, and at the sole risk of Lessee, to remove and store any of the property at Lessee's reasonable expense, or to retain same under Lessor's control or to sell at public or private sale, with 30 days prior written notice any or all of the property not so removed and to apply the proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

12. DEFAULT. In the event that (a) the Lessee shall default in the payment of the rent, expenses or other sum specified in this Lease and such default shall continue for five business days after written notice thereof; or (b) the Lessee shall default in the performance or observance of any other covenant, term or condition under this lease, and such default is not corrected within twenty-one business days after written notice thereof; or (c) the Lessee or any guarantor hereunder shall be declared bankrupt or insolvent according to the law, or if any assignment shall have been made of the Lessee's property for the benefit of creditors, then the Lessor shall have the right to terminate this Lease and may at any time thereafter, without being liable to any prosecution for reentering, reenter the Premises and recover complete possession thereof, and to remove the Lessee's effects after 30 days prior written notice to Lessee without prejudice to any remedies which might be otherwise used for arrears in rent or other default. The Lessee shall indemnify the Lessor against all loss of rent and other payments which the Lessor may incur by reason of such termination during the residue of the term. If the Lessor makes any reasonable expenditure or incurs any obligations for the payment of money in connection with any default by Lessee, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of 10% per annum and costs, shall be paid to the Lessor by the Lessee as additional rent. It is understood that the Lessor shall use commercially reasonable efforts to mitigate damages. Time shall be of the essence in the performance of any of Lessee's obligations herein.

13. **FIRE, CASUALTY AND EMINENT DOMAIN**. Should a substantial portion of the Premises, or the Building in which the Premises is located, be substantially damaged by fire or other casualty, or be taken by eminent domain, the Lessor may elect to terminate this Lease by giving written notice to the Lessee. When such fire, casualty or taking renders the Premises substantially unsuitable for their intended use, a proportionate abatement of rent shall be made, and the Lessee may elect to terminate this Lease by giving written notice to the Lessor if: (a) the Lessor fails to give written notice within thirty days of its intention to restore the Premises, or (b) the Lessor fails to restore the Premises to a condition substantially suitable for their intended use within ninety days after the date of such fire or casualty. Lessee acknowledges that Lessor shall not be obligated to make any repairs or perform any restoration work to any improvements or alterations made by Lessee to the Premises or to any fixtures or personal property of Lessee. The Lessor reserves, and the Lessee grants to the Lessor, all rights which the Lessee has for damages or injury to the Premises for any taking by eminent domain, except for damage to the Lessee's personal property or equipment.

14. **SUBORDINATION**. This Lease shall be subject to and subordinate to any mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the Premises are a part, and the Lessee shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show subordination of this Lease to said mortgages, deed of trust or other such instrument in the nature of a mortgage.

15. **SUBLETTING AND ASSIGNMENT**. Lessee shall not assign this Lease or sublease the Premises without the prior written consent of Lessor, which shall not be unreasonably withheld.
Unless Lessor expressly agrees to terminate the Lease or Lessee's obligations hereunder, in no event shall any such assignment or subletting relieve the Lessee named herein of any of the obligations of the Lessee hereunder and Lessee shall remain fully and primarily liable therefore and the liability of Lessee and such assignee (or subtenant, as the case may be) shall be joint and several. Consent to one assignment or subletting shall not destroy or waive this provision, and all later assignments or sublettings shall likewise be made in accordance with the terms and conditions of this Section 15. Assignees shall become liable directly to Lessor for all obligations of Lessee hereunder, without relieving Lessee's liability.

16. **INSPECTION**. The Lessee agrees that the Premises shall be open to inspection by Lessor or its agents at reasonable times and upon reasonable notice. Lessee understands and agrees that Lessor and its staff regularly requires access to the sixth floor in the normal course of business and that no notice is required for Lessor's staff to access the sixth floor in the normal course of business at any time.

17. **BROKER'S FEE**. Lessee represents that there are no brokers involved in this transaction and that there are no brokers fees due as a result of the execution of this Lease. Lessee shall pay, hold harmless and indemnify Lessor from and against any and all costs, expense or liability for any compensation, commissions and charges claimed by any broker or agent with respect to this Lease or the negotiation thereof.

18. **PARTNERSHIP; NO PERSONAL LIABILITY**. In the event that the Lessor is a partnership or a trustee, no such partnership or trustee nor any beneficiary nor any shareholder of said trust and no partner, General or Limited, of such partnership shall be personally liable to anyone under any term, condition, covenant, obligation or agreement expressed herein or implied hereunder or for any claim of damage or cause at law or equity arising out of the use or occupancy of the Premises, the use or the maintenance of the building or its approaches and equipment.

19. **REPRESENTATIONS**. Both Lessor and Lessee represent and warrant that they each have the full right, power and authority to execute and perform this Lease. The signatories on behalf of the parties each warrant and represent that they have the authority to enter into this Lease and that each party will rely on these representations.

20. **INTERPRETATION**. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed and enforced in accordance with the laws of the state of New Hampshire.

21. **SUCCESSORS AND ASSIGNS**. All the provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective successors, legal representatives and assigns.

22. **REMEDIES**. The remedies herein granted to Lessor shall be cumulative and the exercise of any one remedy by Lessor shall not be to the exclusion of any other remedy.

23. **TENANT'S ESTOPPEL CERTIFICATE.** From time to time, within fifteen (15) days next following any request by Lessor or any mortgagee of the property, Lessee shall deliver to Lessor and/or such mortgagee a written statement executed by Lessee and satisfactory to Lessor and such mortgagee, (A) stating that this Lease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (B) setting forth the date to which the rent and other payments due under this Lease have been paid, (C) stating whether or not, to the best knowledge of Lessee, Lessor is in default under this Lease, and, if Lessoris in default, setting forth the specific nature of all such defaults, and (D) as to any other matters pertaining to this Lease reasonably requested by Lessor or such mortgagee. Lessee acknowledges that any statement delivered pursuant to this Section 23 may be relied upon by any purchaser or owner of the property or any part thereof, or Lessor's interest in the property or any part thereof, or by any mortgagee of the property, or by an assignee of any such mortgagee.

24. **WAIVER**: No consent or waiver, express or implied by Lessor, to or of any breach of any covenant, condition or duty of Lessee, shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

25. **SEPARABILITY.** If any provision of this Lease or any portion of such provision or the application thereof to any person or circumstance is held invalid, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

26. **NOTICES**. Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or mailed by certified or registered mail, return receipt requested, to the addresses first stated above.

27. **ENTIRE AGREEMENT**. This Lease contains the entire understanding between the parties and may only be modified in writing and executed by both parties hereto. Lessor has made no representations with respect to the Premises except as expressly set forth herein.

28. **PRIOR LEASE**. It is understood and agreed that this Lease supersedes the prior lease by and between Lessor and Alternative Logistics, Inc. ("Prior Tenant"), dated as of December 8, 2008, and as amended by three separate lease addenda ("Prior Lease"). The security deposits made under such Prior Lease shall be transferred to this Lease and shall be credited against the security deposit required in Paragraph 3 above. All terms and conditions of such Prior Lease intended to survive such Prior Lease shall remain in full force and effect during the term of the Lease. All of the Premises described in Paragraphs 1(a) and 1(b) above are currently occupied by Prior Tenant under the Prior Lease.

29. **ADDITIONAL SIXTH FLOOR SPACE**. When and if Lessor commences negotiation with another prospective tenant for the lease of any other space on the sixth floor in sections A, B, or D, Lessor shall notify Lessee of such commencement of lease negotiation. At such time, Lessor shall give to the Lessee an exclusive period of 30 days to negotiate in good faith for the lease of such space which is the

subject of negotiation with another prospective tenant on the sixth floor. It is understood that the lease rental rate shall be at the per square foot rate then being paid by Lessee on the sixth floor.

30. **QUIET ENJOYMENT**. Lessee shall have, hold and enjoy the Premises during the Lease term without hindrance or disturbance from or by Lessor or persons claiming by, through or under Lessor, subject to the terms of this Lease.

In Witness Whereof, the parties agree that the above represents all the terms and conditions of their agreement. Dated as of this 2nd day of November, 2012.

LESSOR:
ONE CHESTNUT STREET LIMITED PARTNERSHIP

By: One Chestnut Street Limited Partnership by Tuckner Properties, Inc GP

Name: [signature]

Title: President

LESSEE:
ALTERNATIVE LOGISTICS LLC

By: [signature]

Name: ~~PRESIDENT~~ LEO WHITE

Title: PRESIDENT

The above lease agreement is acknowledged and approved:

[signature: K Kelly]
Alternative Logistics, Inc.
Kevin Kelly, President

Date: 11/2/2012

Logistics-leowhite2012

CONSENT TO SUBLEASE

One Chestnut Street Limited Partnership ("Lessor") hereby consents to a sublease between Alternative Logistics LLC ("Lessee"), a lessee under a lease dated as of November 2, 2012 as amended ("Lease") and KBC Capital LLC ("Sublessee"), such sublease which is attached hereto ("Sublease").

Such Sublease and this consent shall be subject to Paragraph 15 of said Lease. Such Sublease shall not relieve the Lessee of any its obligations under said Lease and Lessee shall remain fully and primarily liable therefore and the liability of Lessee and Sublessee shall be joint and several.

It is understood by Lessee and Sublessee that Lessor shall not be responsible for any building improvements required by Sublessee, including but not limited to any electrical work, and the construction of demising walls and access doors. Any such building improvements must be approved by Lessor in advance of the commencement of any such work, and Lessor shall not be liable for the expense of such building improvements.

All terms and conditions of the above referenced Lease between Lessor and Lessor shall remain in full force and effect, and no provisions under said Lease are waived as a result of the Consent to Sublease.

Dated this 31st day of May, 2016.

____

ONE CHESTNUT STREET LIMITED PARTNERSHIP
LESSOR

____

ALTERNATIVE LOGISTICS LLC
LESSEE

Sublease Agreement

This sublease agreement is made between Alternative Logistics LLC ("Sublessor") and KBC Capital LLC ("Subtenant").

The Subtenant shall lease from the Sublessor approximately 2400 square feet of warehouse space on the north central side of the Sublessor's leased Premises on the first floor of One Chestnut Street, Nashua, NH on the following terms and conditions:

1. Use. Sublessor will utilize the Premises as a light duty machine shop and related office use.
2. Sublease Term. The term of the Sublease will begin on June 1, 2016 and end on April 30, 2017. If sublessor renews or extends its lease on the property, Sublessor and Subtenant shall extend the term to the new termination date, unless mutually agreed otherwise. Such extension of the term shall be subject to the terms and conditions of the lease renewal or extension between Sublessor and Sublessor's landlord.
3. Rent. Subtenant will pay Sublessor $1,250 per month. First month's rent is due in advance immediately upon consummation of this agreement. Rent for subsequent months will be payable on the 1st day of each month.
4. Termination Notice. Subtenant's tenancy will terminate on April 30, 2017 as specified in Section 1 above. Subtenant must remove all equipment and property prior to the termination date. Subtenant will leave the Premises in their original good condition, except for reasonable wear and tear.
5. Utility Charges. Subtenant will pay all electricity costs directly to Sublessor's landlord, One Chestnut Street Limited Partnership.
6. Noise Level and Vibration. Subtenant will not operate machinery that has an adverse effect on working conditions in the remainder of the building, as determined by Sublessor and Sublessor's landlord. Subtenant will install noise reduction equipment and anti-vibrating pads.
7. Hazardous Waste. No hazardous waste will be used or stored on the Premises at any time.
8. Subleasing and Assignment. Subtenant may not lease, sublease, or assign the Premises without the prior written consent of the Sublessor and Sublessor's Landlord.
9. Fit-Up Costs. Subtenant is responsible for all modifications to the Premises, including but not limited to 10' walls, access doorways, electrical wiring, installation of light fixtures, and installation of light switches outside of the Premises and within Sublessor's warehouse. In addition, Subtenant will pay Sublessor $240 for time and materials to vacate the Premises. This payment is due immediately upon consummation of this agreement. Subtenant must obtain written approval from both Sublessor and Sublessor's Landlord for any modifications to the Premises.
10. Complete and Binding Agreement. All preliminary negotiations between the Parties are merged into, and superseded by, the terms of this Sublease, which constitutes the complete and integrated agreement of the parties. Any modification to this Agreement must be made in writing, signed by both Sublessor and Subtenant, and approved by Sublessor's landlord.

We, the undersigned, agree to the above stated terms.

Sublessor:

Leo White, May 24, 2016
Alternative Logistics, LLC

Subtenant: XIAOZHONG ZHANG

KBC Capital, LLC
5/31/2016

SECOND LEASE ADDENDUM

The following shall serve as a Second Lease Addendum to the lease dated as of November 2, 2012, as amended ("Lease") by and between One Chestnut Street Limited Partnership ("Lessor") and Alternative Logistics LLC ("Lessee") for the lease of additional space on the sixth floor in the building located at One Chestnut Street, Nashua, NH ("Building").

Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Lessor and the Lessee agree as follows:

1. a. The Premises as defined under Paragraph 1 of the Lease shall be amended by adding the following space to the Premises: Approximately twelve thousand (12,000) square feet of warehouse space in the westerly section of the sixth floor of the Building and known as Section 6D, such space which is contiguous to the existing Premises on the sixth floor.

b. Such additional space as described above shall be leased on an "as is" basis, except that Lessor shall undertake the following improvements at its own expense: (1) 28 new eight foot light fixtures, one in each bay placed at a diagonal centered within each bay, (2) up to four outlets at locations to be designated by Lessee, (3) painting of the demising walls, (4) one new ceiling mounted heating unit, (5) one large window fan on the south side of section 6D in order to improve air circulation, (6) at Lessee's request and with reasonable notice, the construction of a 2400 square foot room with two window air conditioning units, such room to be located in the northwest corner of section 6D, and (7) auto scrub the floors.

2. The base rent payable under Paragraph 3 of the Lease for this additional space as described in Paragraph 1 above shall be forty-nine thousand four hundred and forty dollars ($49,440.00) per annum, payable in monthly installments of four thousand one hundred and twenty dollars ($4,120.00) plus electrical reimbursement, such additional rent and electrical reimbursement to be payable in accordance with the terms of Paragraph 3 of the Lease.

3. In regard to Section 6C as described in Paragraph 1 of the Lease, the Lessor shall make reasonable efforts to improve air circulation within such section 6C by installing one or two window fans. If such improvement is not satisfactory to Lessee, then at Lessee's request and with reasonable notice Lessor shall construct a 2400 square foot room with two window air conditioners on the south side of section 6D. Lessor shall pay for all labor and Lessee shall reimburse Lessor for all the costs of materials for the construction of such room.

3. a. The term under Paragraph 2 of the Lease shall be extended for two years until April 30, 2017. Therefore, the Lease shall expire on April 30, 2017, unless such term is extended by mutual agreement between Lessor and Lessee.

b. As part of this lease extension, the base rent under Paragraph 3 of the Lease shall continue to increase by three percent (3%) on May 1, 2015 and on May 1, 2016.

This Second Lease Addendum shall be effective as of June 1, 2014, and shall be incorporated as part of the Lease. All other terms and conditions of the Lease shall remain in full force and effect.

Dated as of this 14th day of April, 2014.

[signature] President ... Inc. G.P.

ONE CHESTNUT STREET LIMITED PARTNERSHIP
"Lessor"

[signature] Title: PRESIDENT

ALTERNATIVE LOGISTICS LLC
"Lessee"

logisticsadd2014

FIRST LEASE ADDENDUM

The following shall serve as a First Lease Addendum to the lease dated as of November 2, 2012 ("Lease") by and between One Chestnut Street Limited Partnership ("Lessor") and Alternative Logistics LLC ("Lessee") for the lease of additional space on the sixth floor in the building located at One Chestnut Street, Nashua, NH ("Building").

Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Lessor and the Lessee agree as follows:

1.The Premises as defined under Paragraph 1 of the Lease shall be amended by adding the following space to the Premises: Approximately five thousand (5,000) square feet of warehouse space located in section 6-D of the sixth floor of the Building, such space which is contiguous to the existing Premises on the sixth floor. Such space is leased on an as-is basis.

2. The base rent payable under Paragraph 3 of the Lease for this additional space as described in Paragraph 1 above shall be $1,667.00 per month plus electrical reimbursement, such additional rent to be payable in accordance with the terms of Paragraph 3 of the Lease.

3. The term for the lease of this additional space shall commence on September 15, 2013 and shall continue until December 31, 2013, unless such term is extended by mutual agreement between Lessor and Lessee.

This First Lease Addendum shall be effective as of September 15, 2013, and shall be incorporated as part of the Lease. All other terms and conditions of the Lease shall remain in full force and effect.

Dated as of this 20th day of September, 2013.

______________________________ [signature] Inc G.P.
ONE CHESTNUT STREET LIMITED PARTNERSHIP
"Lessor"

______________________________ Title: PRESIDENT
ALTERNATIVE LOGISTICS LLC
"Lessee"

logisticsadd2013

THIRD LEASE ADDENDUM

The following shall serve as a THIRD LEASE ADDENDUM to the lease dated as of November 2, 2012, as amended as of September 20, 2013 and April 14, 2014 ("Lease") by and between One Chestnut Street Limited Partnership ("Lessor") and Alternative Logistics LLC ("Lessee") for the lease of space on the first, second and sixth floors of the building located at One Chestnut Street, Nashua, NH ("Building").

Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Lessor and the Lessee agree as follows:

1. The term under Paragraph 2 of the Lease shall be extended for one year until April 30, 2018. Therefore, the Lease shall expire on April 30, 2017, unless such term is extended by mutual agreement between Lessor and Lessee.

2. The base rent payable under Paragraph 3 of the Lease shall be two hundred and forty seven thousand six hundred and sixty eight dollars ($247,668.00) per annum, payable in monthly installments of twenty thousand six hundred and thirty nine dollars ($20,639.00) plus electrical and trash reimbursement, such rent and reimbursement to be payable in accordance with the terms of Paragraph 3 of the Lease.

3. It is understood that Lessor shall not be undertaking any improvements to the Premises.

4. Lessee shall conform to all reasonable rules and regulations now or hereinafter promulgated by Lessor for the care and use of the Premises, the common areas and the Building. Lessee acknowledges receipt of the Lessor's rules and regulations in effect at the time of the execution of this THIRD LEASE ADDENDUM.

This THIRD LEASE ADDENDUM shall be effective as of May 1, 2017, and shall be incorporated as part of the Lease. All other terms and conditions of the Lease shall remain in full force and effect.

Dated as of this 21st day of March, 2017.

[signature] President Trident Property Inc GP

ONE CHESTNUT STREET LIMITED PARTNERSHIP
"Lessor"

[signature] **Title:** PRESIDENT

ALTERNATIVE LOGISTICS LLC
"Lessee"

logisticsadd2017

THIRD LEASE ADDENDUM

The following shall serve as a THIRD LEASE ADDENDUM to the lease dated as of November 2, 2012, as amended as of September 20, 2013 and April 14, 2014 ("Lease") by and between One Chestnut Street Limited Partnership ("Lessor") and Alternative Logistics LLC ("Lessee") for the lease of space on the first, second and sixth floors of the building located at One Chestnut Street, Nashua, NH ("Building").

Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Lessor and the Lessee agree as follows:

1. The term under Paragraph 2 of the Lease shall be extended for one year until April 30, 2018. Therefore, the Lease shall expire on April 30, 2017, unless such term is extended by mutual agreement between Lessor and Lessee.

2. The base rent payable under Paragraph 3 of the Lease shall be two hundred and forty seven thousand six hundred and sixty eight dollars ($247,668.00) per annum, payable in monthly installments of twenty thousand six hundred and thirty nine dollars ($20,639.00) plus electrical and trash reimbursement, such rent and reimbursement to be payable in accordance with the terms of Paragraph 3 of the Lease.

3. It is understood that Lessor shall not be undertaking any improvements to the Premises.

4. Lessee shall conform to all reasonable rules and regulations now or hereinafter promulgated by Lessor for the care and use of the Premises, the common areas and the Building. Lessee acknowledges receipt of the Lessor's rules and regulations in effect at the time of the execution of this THIRD LEASE ADDENDUM.

This THIRD LEASE ADDENDUM shall be effective as of May 1, 2017, and shall be incorporated as part of the Lease. All other terms and conditions of the Lease shall remain in full force and effect.

Dated as of this 21st day of March, 2017.

[signature] President Tichnor Properties Inc G.P.

ONE CHESTNUT STREET LIMITED PARTNERSHIP
"Lessor"

[signature] **Title:** PRESIDENT

ALTERNATIVE LOGISTICS LLC
"Lessee"

logisticsadd2017

FIRST LEASE ADDENDUM

The following shall serve as a FIRST LEASE ADDENDUM to the lease dated as of April 30, 2018 ("Lease") by and between One Chestnut Street Limited Partnership ("Lessor") and Alternative Logistics LLC ("Lessee") for the lease of warehouse space in the building located at One Chestnut Street, Nashua, NH. ("Building").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Lessor and the Lessee agree as follows:

1. The Premises under Paragraph 1 of the Lease shall be amended to include the following additional space: (a) approximately 600 square feet on the first floor of the Building, such space located on the north side of the Building close to the loading docks, and (b) approximately 10,000 square feet of warehouse space located on the sixth floor of the Building and known as Section 6A, such space which is currently occupied by Lessee.

2. Such space shall be leased on as "as is" basis and Lessor shall make no improvements to the space.

3. The base rent payable under Paragraph 4 of the Lease shall increase as follows: (a) for the additional Premises described in Paragraph 1(a) above, by $3,600.00 per annum payable in monthly installments of $300.00, and (b) for the Premises described in Paragraph 1(b) above, by $39,600.00 per annum payable in monthly installments of $3,300.00.

4. Lessee shall conform to all reasonable rules and regulations now or hereafter promulgated by Lessor for the care and use of the Premises, the common areas and the Building. Lessee acknowledges receipt of Lessor's rules and regulations in effect at the time of the execution of this lease addendum.

This FIRST LEASE ADDENDUM shall be effective as of MARCH 1, 2019 and shall be incorporated as part of the Lease. All other terms and conditions of the Lease shall remain in full force and effect, and shall apply to this FIRST LEASE ADDENDUM.

Dated this 5th day of March, 2019.

____

ONE CHESTNUT STREET LIMITED PARTNERSHIP
LESSOR

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ALTERNATIVE LOGISTICS LLC
LESSEE